Exhibit 99.1

Indalex Announces Second Quarter 2008 Results

LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--Indalex Holdings Finance, Inc. (Indalex or the Company) announced results for the three months ended June 29, 2008.

For the three months ended June 29, 2008, Adjusted EBITDA decreased by $9.6 million, to $7.5 million, compared to $17.1 million for the three months ended July 1, 2007. The decline was the result of a 14% reduction in extrusion shipment volume, a reduction of $5.9 million in dividends received from Asia Aluminum Group (AAG), restructuring expenses of $2.9 million, higher unit freight and energy costs, and operating losses of $1.1 million at the Company’s Girard, Ohio, Niles, Ohio and Modesto, California plants which are now closed, partially offset by lower unit labor costs and lower fixed manufacturing costs during the three months ended June 29, 2008. Adjusted EBITDA for the three months ended July 1, 2007 included dividends of $5.9 million received by the Company from AAG.

For the six months ended June 29, 2008, Adjusted EBITDA decreased by $17.4 million, to $7.5 million, compared to $24.9 million for the three months ended July 1, 2007. The decline was the result of a 12% reduction in extrusion shipment volume, a reduction of $5.9 million in dividends received from AAG, restructuring expenses of $6.6 million, of which $4.1 million was related to the closure of the Company’s Girard, Ohio, Niles, Ohio and Modesto, California plants, operating losses of $3.9 million at the Company’s Girard, Ohio, Niles, Ohio and Modesto, California plants which are now closed, and higher unit freight and energy costs, partially offset by lower fixed manufacturing costs and a $0.6 million reduction in selling, general and administrative costs during the six months ended June 29, 2008. Adjusted EBITDA for the six months ended July 1, 2007 included dividends of $5.9 million received by the Company from AAG.

Timothy R.J. Stubbs, President and Chief Executive Officer, said: “Despite market conditions which continue to be difficult, it is pleasing to see our efforts to realign and restructure our plant network delivering benefits in the second quarter.”

During the three months ended June 29, 2008, the Company entered into an amended and restated credit agreement, pursuant to which the lenders party thereto consented to various amendments to the Company’s existing credit agreement, and a $15.0 million non-amortizing term loan made by Sun Indalex Finance, LLC, an affiliate of the equity sponsor of the Company. The net cash proceeds of $14.0 million from the term loan were used to reduce borrowings under the Company’s revolving credit facility. In addition, the Company completed a sale-leaseback transaction with respect to the property at the Company’s City of Industry, California facility, and a sale-leaseback transaction with respect to an extrusion press handling system at the Company’s Connersville, Indiana facility. As a result of these sale-leaseback transactions, Indalex received net cash proceeds of $19.7 million. Net cash proceeds from the sale-leaseback transactions were used to temporarily reduce borrowings under the Company’s revolving credit facility, and the Company intends to apply the proceeds as provided in the indenture governing Indalex Holding Corp.’s 11 ½ % Second-Priority Senior Secured Notes due 2014 (the “11 ½ % Notes”) to purchase non-working capital assets within one year. As of June 29, 2008, the Company had $54.2 million of unused availability under its revolving credit facility. In addition, on June 30, 2008, after the end of the Company’s second quarter, the Company completed an additional sale-leaseback transaction with respect to the property at its Connersville, Indiana facility. As a result of this transaction, the Company received net cash proceeds of $4.2 million, which were used to temporarily reduce borrowings under the Company’s revolving credit facility, and the Company intends to apply the proceeds as provided in the indenture governing the 11 ½ % Notes to purchase non-working capital assets within one year.

For the three months ended June 29, 2008, Indalex used $13.0 million of cash in operations, compared to cash from operations of $0.3 million for the three months ended July 1, 2007. The higher use of cash in operations was primarily due to an increase in accounts receivable and inventories, lower net income in the three months ended June 29, 2008 as compared to the three months ended July 1, 2007, and dividends of $5.9 million received from AAG in the three months ended July 1, 2007. The Company had $98.2 million of borrowings under its revolving credit facility at June 29, 2008.

For the six months ended June 29, 2008, Indalex used $49.4 million of cash in operations, compared to cash used in operations of $42.1 million for the six months ended July 1, 2007. The higher use of cash in operations was primarily due to a higher increase in accounts receivable and lower net income, partially offset by a reduction in inventories and an increase in accounts payable in the six months ended June 29, 2008 as compared to the six months ended July 1, 2007. Cash from operations for the six months ended July 1, 2007 included $5.9 million of dividends received from AAG.

For the three months ended June 29, 2008, net sales were $264.9 million, compared to $304.8 million for the three months ended July 1, 2007. Extrusion shipment volume fell 14% as a result of weak market demand, particularly in the Transportation and Residential Building and Construction end-user markets.

For the six months ended June 29, 2008, net sales were $515.5 million, compared to $596.0 million for the six months ended July 1, 2007. Extrusion shipment volume fell 12% as a result of weak market demand, particularly in the Transportation and Residential Building and Construction end-user markets.

For the three months ended June 29, 2008, the Company’s loss from operations was $13.9 million, compared to a loss from operations of $0.5 million for the three months ended July 1, 2007. The decline was the result of a 14% reduction in extrusion shipment volume, higher impairment expenses, restructuring expenses of $2.9 million, higher unit freight and energy costs, and operating losses of $1.1 million at the Company’s Girard, Ohio, Niles, Ohio and Modesto, California plants which are now closed, partially offset by lower unit labor costs and lower fixed manufacturing costs.

For the six months ended June 29, 2008, the Company’s loss from operations was $23.3 million, compared to a loss from operations of $2.6 million for the six months ended July 1, 2007. The decline was the result of a 12% reduction in extrusion shipment volume, higher impairment expenses, restructuring expenses of $6.6 million, of which $4.1 million was related to the closure of the Company’s Girard, Ohio, Niles, Ohio and Modesto, California plants, operating losses of $3.9 million at the Company’s Girard, Ohio, Niles, Ohio and Modesto, California plants which are now closed, and higher unit freight and energy costs, partially offset by an increase in mark-to-market gains on derivatives, lower fixed manufacturing costs and an $0.6 million reduction in selling, general and administrative costs.

For the three months ended June 29, 2008, the Company’s net loss was $16.3 million as compared to net income of $30.1 million for the three months ended July 1, 2007. As a result of the sale of the Company’s investment in AAG in May of 2007, the Company recorded a gain of $51.2 million in the three months ended July 1, 2007. For the three months ended June 29, 2008, net interest expense was $8.1 million as compared to $9.4 million for the three months ended July 1, 2007. The decrease was due to lower interest expense on the 11 ½ % Notes, as a result of the repurchase of $71.9 million aggregate principal amount of the 11 ½ % Notes in June of 2007. Net income for the three months ended July 1, 2007 reflects equity income from AAG of $4.0 million.

For the six months ended June 29, 2008, the Company’s net loss was $32.9 million as compared to net income of $23.4 million for the six months ended July 1, 2007. As a result of the sale of the Company’s investment in AAG in May of 2007, the Company recorded a gain of $51.2 million in the six months ended July 1, 2007. For the six months ended June 29, 2008, net interest expense was $15.5 million as compared to $19.3 million for the six months ended July 1, 2007. The decrease was due to lower interest expense on the 11 ½ % Notes, as a result of the repurchase of $71.9 million aggregate principal amount of the 11 ½ % Notes in June of 2007. Net income for the six months ended July 1, 2007 reflects equity income from AAG of $8.9 million.

Indalex Holdings Finance, Inc. has scheduled a conference call for Friday, August 15, at 10:00 a.m. ET (9:00 a.m. CT) to discuss financial results. The call-in number is 1-888-520-7019 (United States) or 1-706-679-5853 (Outside the United States).

About Indalex Holdings Finance, Inc. and Indalex Holding Corp.

Indalex Holding Corp., a wholly owned subsidiary of Indalex Holdings Finance Inc., through its operating subsidiaries Indalex Inc. and Indalex Ltd., with headquarters in Lincolnshire, Illinois, is the second largest producer of soft alloy aluminum extrusion products in North America. The company’s aluminum extrusion products are widely used throughout industrial, commercial, and residential applications and are customized to meet specific end-user requirements.

The company’s North American network includes 11 extrusion facilities, 31 extrusion presses with circle sizes up to 14 inches, a variety of fabrication and close tolerance capabilities, two anodizing operations, two billet casting facilities, and six electrostatic paint lines, including powder coat capability.

For additional information, please visit www.indalex.com.

About Sun Capital Partners, Inc.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 195 companies worldwide with combined sales in excess of $40 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, New York, as well as affiliates with offices in London, Tokyo, Shenzhen, Paris and Frankfurt. For more information, please visit: www.SunCapPart.com.

Forward-looking information

This release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company. Such items are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. The principal important risk factors and uncertainties include, but are not limited to, changes in general economic conditions, aluminum and other material costs, labor costs, interest rates, and other adverse changes in general economic conditions, consumer confidence, competition, currency exchange rates as they affect the Company’s Canadian operations, environmental factors, unanticipated legal proceedings, and conditions in end user markets. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INDALEX HOLDINGS FINANCE, INC.
CONSOLIDATED BALANCE SHEETS
As of June 29, 2008 and December 31, 2007
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 29, 2008	December 31, 2007
	(Successor)	(Successor)
ASSETS
Current Assets:
Cash and cash equivalents	$2,913	$7,919
Accounts receivable, less allowance of $4,487 in 2008 and $3,862 in 2007	130,488	83,288
Receivable from suppliers	11,445	5,241
Refundable income taxes	887	-
Inventories	54,500	58,265
Prepaid expenses and other current assets	18,493	10,407
Assets held for sale	4,950	-
Deferred income taxes	6,517	5,434
Total current assets	230,193	170,554

Property, plant, and equipment, net	171,714	192,391
Other intangibles, net	59,911	64,306
Deferred financing costs	9,328	9,563
Other assets	2,785	2,604

Total assets	$473,931	$439,418

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$82,681	$69,125
Payable to affiliates	175	-
Income taxes payable	74	271
Accrued expenses and other current liabilities	41,392	35,206
Accrued interest	10,349	10,160
Capital lease obligation	1,361	1,563
Finance obligation	1,234	-
Checks issued in excess of bank balance	935	-
Revolver borrowings	98,154	67,500
Total current liabilities	236,355	183,825

Notes payable to affiliates	15,000	-
Other liabilities	42,014	40,767
Capital lease obligation	3,219	3,662
Finance obligation	4,428	-
Long-term debt	196,295	196,138
Deferred income taxes	210	6,191

Total liabilities	497,521	430,583

Commitments and contingencies

Stockholders' equity (deficit):
Common stock ($.001 par value per share). Authorized shares 2,900,000.
Issued and outstanding 1,000,114	1	1
Additional paid-in capital	35,462	35,124
Treasury stock, 90 shares at $111.11 per share	(10)	(10)
Accumulated deficit	(63,726)	(30,874)
Accumulated other comprehensive income	4,683	4,594

Total stockholders' equity (deficit)	(23,590)	8,835

Total liabilities and stockholders' equity (deficit)	$473,931	$439,418

INDALEX HOLDINGS FINANCE, INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Periods January 1, 2008 through June 29, 2008 and January 1, 2007 through July 1, 2007
(Dollars in thousands)
(Unaudited)

	Three months ended		Six months ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
	(Successor)	(Successor)	(Successor)	(Successor)

Net sales	$264,866	$304,806	$515,454	$596,028

Costs and expenses:
Cost of sales	251,615	286,739	495,450	563,828
Selling, general, and administrative	12,797	12,974	26,287	26,928
Management fees to affiliates	249	250	499	569
Amortization of intangible assets	2,136	2,521	4,395	5,129
Other (income) expense	477	1,532	(382)	647
Restructuring charges	2,909	469	6,590	2,087
Impairment of long-lived assets	8,360	223	8,749	223
(Gain) loss on disposal of assets	(83)	62	(584)	120
Mark-to-market on derivatives	346	560	(2,286)	(916)
Total costs and expenses	278,806	305,330	538,718	598,615

Loss from operations	(13,940)	(524)	(23,264)	(2,587)

Other income (expense):
Interest to affiliates, net	(175)	-	(175)	-
External interest expense	(7,916)	(9,814)	(15,353)	(19,707)
Deferred financing costs	(710)	(616)	(1,245)	(1,212)
Interest income	37	373	66	373
Loss on redemption of notes	-	(7,149)	-	(7,149)
Income from equity method investment in AAG	-	4,020	-	8,937
Gain on sale of equity method investment in AAG	-	51,242	-	51,242

Income (loss) before income taxes	(22,704)	37,532	(39,971)	29,897

Income tax provision (benefit)	(6,394)	7,470	(7,119)	6,522

Net income (loss)	$(16,310)	$30,062	$(32,852)	$23,375

The following table reconciles net loss to EBITDA and Adjusted EBITDA for the three months ended June 29, 2008 as compared to the three months ended July 1, 2007:

(in thousands)

	Three months	Three months
	ended June 29,	ended July 1,
	2008	2007
Net income (loss)	($16,310)	$30,062
Add:
Interest expense (net)	8,054	9,441
Income tax provision (benefit)	(6,394)	7,470
Depreciation and amortization	10,199	11,213
EBITDA(1)	(4,451)	58,186

Adjustments:
Income from equity method investment in AAG(2)	-	(4,020)
Stock based compensation expense(3)	159	191
Impairment of long-lived assets(4)	8,360	223
(Gain) loss on disposal of fixed assets(5)	(83)	62
Mark-to-market on derivatives(6)	346	560
Amortization of deferred financing costs(7)	710	616
Loss on redemption of Notes(8)	-	7,149
Dividends from equity method investment in AAG(9)	-	5,895
Gain on sale of equity method investment in AAG(10)	-	(51,242)
Change in LIFO reserve(11)	2,416	(560)
Adjusted EBITDA(1)	$7,457	$17,060

(1) “EBITDA” is net income (loss) before interest expense (net), income tax benefit, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted to exclude items that are not considered by management to be indicative of Indalex’s ongoing operating performance. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Indalex’s results of operations, because such presentation assists in analyzing and benchmarking the performance and value of Indalex’s business. EBITDA and Adjusted EBITDA are not measures of Indalex’s liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of liquidity. Although Indalex uses EBITDA and Adjusted EBITDA as a financial measure to assess the performance of its business, the use of EBITDA and Adjusted EBITDA as an analytical tool is limited because they do not include certain material costs, such as interest, taxes and depreciation and amortization, which are significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain Indalex’s business. Indalex’s management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate Indalex’s business in the same manner as its management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. EBITDA and Adjusted EBITDA presented in this release are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

(2) Consists of the Company’ approximately 25% investment in AAG, which was accounted for under the equity method. The Company sold its investment in AAG on May 15, 2007.

(3) Represents the non-cash compensation charge allocable to Indalex Holdings Finance, Inc. stock options granted to Indalex employees.

(4) Represents non-cash impairments of fixed assets of $0.2 million related to a surplus handling system at the Company’s Kokomo, Indiana facility for the three months ended July 1, 2007. For the three months ended June 29, 2008, represents a $6.2 million impairment related to the sale-leaseback of our the Company’s Connersville, Indiana facility and a $2.1 million impairment related to the closure of the Company’s Modesto, California facility.

(5) Represents non-cash gains and losses on disposals of fixed assets: (i) for the three months ended July 1, 2007, losses of $62,000 in the normal course of business; and (ii) for the three months ended June 29, 2008, gains of $83,000 in the normal course of business.

(6) Represents unrealized losses on the mark-to-market of foreign currency contracts and aluminum hedges.

(7) Represents the amortization of $12.6 million of deferred financing costs related to the issue of the 11½% Notes, and $4.2 million in deferred financing costs related to the revolving credit facility. These costs are being amortized using the straight-line method over the life of the debt. In June of 2007, the Company repurchased 11 ½% Notes with an aggregated principal amount of $71.9 million, which resulted in the expense of $2.8 million of deferred financing costs, which were being amortized over eight years during the three months ended July 1, 2007. The expense was included in the statement of income as part of the loss on repurchase of 11 ½% Notes. In addition, the Company incurred $1.0 million in debt issuance costs for the $15.0 million non-amortizing term loan made by Sun Indalex Finance, LLC, an affiliate of the equity sponsor of the Company. This included $0.2 million of affiliated costs expensed during the three months ended June 29, 2008. The remaining costs are being amortized using the straight-line method over the life of the debt.

(8) For the three months ended July 1, 2007, represents the loss the Company recorded as a result of the repurchase of a portion of its outstanding 11 ½ % Notes. The Company repurchased $71.9 million aggregate principal amount of the 11 ½ % Notes at a 5% premium plus accrued interest. As a result of the repurchase, the Company recorded a loss of $7.1 million, including a repurchase premium of $3.6 million, unamortized debt issue costs of $2.8 million and unamortized discount on the 11 ½ % Notes of $0.7 million.

(9) Represents cash dividends received from AAG. Under the stockholders agreement governing the Company’s prior investment in AAG, AAG was required to distribute not less than 40% of its net realized profits in each fiscal year to AAG and us. The Company was therefore entitled to receive cash dividends equal to the Company’s approximately 25% share of at least 40% of the net realized profits of AAG. However, cash dividends declared in respect of a fiscal period were sometimes paid in a subsequent period. Dividends received in 2007 includes $3.9 million received in respect of earnings for AAG’s fiscal year ended June 30, 2006, and $2.0 million of special dividends received related to the sale of the Company’s equity method investment in AAG on May 15, 2007.

(10) Represents the one-time gain on the sale of the Company’s equity method investment in AAG during the three months ended July 1, 2007.

(11) The last-in, first-out (“LIFO”) method was used for purposes of determining the cost of certain aluminum extrusion inventories. Had the first-in, first-out (“FIFO”) method been used, net income would have been $0.6 million lower for the three months ended July 1, 2007, and $2.4 million higher for the three months ended June 29, 2008.

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the six months ended June 29, 2008 as compared to the six months ended July 1, 2007:

(in thousands)

	Six months	Six months
	ended June 29,	ended July 1,
	2008	2007
Net income (loss)	($32,852)	$23,375
Add:
Interest expense (net)	15,462	19,334
Income tax provision (benefit)	(7,119)	6,522
Depreciation and amortization	20,959	22,090
EBITDA(1)	(3,550)	71,321

Adjustments:
Income from equity method investment in AAG(2)	-	(8,937)
Stock based compensation expense(3)	338	402
Impairment of long-lived assets (4)	8,749	223
(Gain) loss on disposal of fixed assets(5)	(584)	120
Mark-to-market on derivatives(6)	(2,286)	(916)
Amortization of deferred financing costs(7)	1,245	1,212
Loss on redemption of Notes (8)	-	7,149
Dividends from equity method investment in AAG(9)	-	5,895
Gain on sale of equity method investment in AAG(10)	-	(51,242)
Change in LIFO reserve(11)	3,571	(373)
Adjusted EBITDA(1)	$7,483	$24,854

(1) “EBITDA” is net income (loss) before interest expense (net), income tax (benefit) provision, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted to exclude items that are not considered by management to be indicative of Indalex’s ongoing operating performance. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Indalex’s results of operations because such presentation assists in analyzing and benchmarking the performance and value of Indalex’s business. EBITDA and Adjusted EBITDA are not measures of Indalex’s liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of liquidity. Although Indalex uses EBITDA and Adjusted EBITDA as a financial measure to assess the performance of its business, the use of EBITDA and Adjusted EBITDA as an analytical tool is limited because they do not include certain material costs, such as interest, taxes and depreciation and amortization, which are significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain Indalex’s business. Indalex’s management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate Indalex’s business in the same manner as its management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. EBITDA and Adjusted EBITDA presented in this release are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

(2) Consists of the Company’s approximately 25% investment in AAG, which was accounted for under the equity method. The Company sold its investment in AAG on May 15, 2007.

(3) Represents the non-cash compensation charge allocable to Indalex Holdings Finance, Inc. stock options granted to Indalex employees.

(4) Represents non-cash impairments of fixed assets: (i) for the six months ended July 1, 2007, an impairment of $0.2 million related to a surplus handling system at the Company’s Kokomo, Indiana plant; and (ii) for the six months ended June 29, 2008, represents a $6.2 million impairment related to the sale-leaseback of the Company’s Connersville facility, a $2.1 million impairment related to the closure of the Company’s Modesto, California facility, and a $0.4 million impairment related to the closure of the Company’s Niles, Ohio facility.

(5) Represents non-cash losses on disposals of fixed assets: (i) for the six months ended July 1, 2007, losses of $0.1 million in the ordinary course of business; and (ii) for the six months ended June 29, 2008, a gain of $0.6 million, primarily related to a gain of $0.4 million related to insurance proceeds from a transformer at the Company’s City of Industry, California facility.

(6) Represents unrealized gains on the mark-to-market of foreign currency contracts and aluminum hedges.

(7) Represents the amortization of $12.6 million of deferred financing costs related to the issue of the 11½% Notes, and $4.2 million in deferred financing costs related to the revolving credit facility. These costs are being amortized using the straight-line method over the life of the debt. In June of 2007, the Company repurchased 11 ½% Notes with an aggregated principal amount of $71.9 million, which resulted in the expense of $2.8 million of deferred financing costs, which were being amortized over eight years during the six months ended July 1, 2007. The expense was included in the statement of income as part of the loss on repurchase of 11 ½% Notes. In addition, the Company incurred $1.0 million in debt issuance costs for the $15.0 million non-amortizing term loan made by Sun Indalex Finance, LLC, an affiliate of the equity sponsor of the Company. This included $0.2 million of affiliated costs expensed during the six months ended June 29, 2008. The remaining costs are being amortized using the straight-line method over the life of the debt.

(8) For the six months ended July 1, 2007, represents the loss the Company recorded as a result of the redemption of a portion of the Company’s 11 ½ % Notes. The Company repurchased $71.9 million aggregate principal amount of the 11 ½ % Notes at a 5% premium plus accrued interest. As a result of the repurchase, the Company recorded a loss of $7.1 million, including a repurchase premium of $3.6 million, unamortized debt issue costs of $2.8 million and unamortized discount on the 11 ½ % Notes of $0.7 million.

(9) Represents cash dividends received from AAG. Under the stockholders agreement governing the Company’s prior investment in AAG, AAG was required to distribute not less than 40% of its net realized profits in each fiscal year to AAG and us. The Company was therefore entitled to receive cash dividends equal to the Company’s approximately 25% share of at least 40% of the net realized profits of AAG. However, cash dividends declared in respect of a fiscal period were sometimes paid in a subsequent period. Dividends received in 2007 includes $3.9 million received in respect of earnings for AAG’s fiscal year ended June 30, 2006, and $2.0 million of special dividends received related to the sale of the Company’s equity method investment in AAG on May 15, 2007.

(10) Represents the one-time gain on the sale of the Company’s equity method investment in AAG during the six months ended July 1, 2007.

(11) The last-in, first-out (“LIFO”) method was used for purposes of determining the cost of certain aluminum extrusion inventories. Had the first-in, first-out (“FIFO”) method been used, net income would have been $0.4 million lower for the six months ended July 1, 2007, and $3.6 million higher for the six months ended June 29, 2008.

CONTACT:
Indalex Holdings Finance, Inc.
Patrick Lawlor
patrick_lawlor@indalex.com
847-810-3116
or
Scott Williams
scott_c_williams@indalex.com
847-810-3260